   As filed with the Securities and Exchange Commission on September 7, 2001.

                                                 Registration No. 333-__________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                                   SATX, INC.
             (Exact name of registrant as specified in its charter)

                NEVADA                                           87-0293479
     (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                          Identification No.)


     8302 DUNWOODY PLACE, SUITE 270
            ATLANTA, GEORGIA                                         30350
(Address of Principal Executive Offices)                          (Zip Code)


                            -------------------------

                            2001 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                            -------------------------

           TERRY L. COLBERT                                   COPY TO:
        CHIEF EXECUTIVE OFFICER                       LAWRENCE B. MANDALA, ESQ.
              SATX, INC.                                  BAKER & MCKENZIE
          8302 DUNWOODY PLACE                         2300 TRAMMELL CROW CENTER
               SUITE 270                                  2001 ROSS AVENUE
        ATLANTA, GEORGIA 30350                           DALLAS, TEXAS 75201
(Name and address of agent for service)                    (214) 978-3000


                                 (678) 585-7755
                     (Telephone number, including area code,
                              of agent for service)
                            -------------------------

                                   CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
    TITLE OF SECURITIES TO BE          AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
            REGISTERED                  REGISTERED               SHARE                 PRICE               FEE
---------------------------------------------------------------------------------------------------------------------
   Common Stock $.001 par value    25,000,000 shares(1)       $ 0.16 (2)              $ 4,000,000 (2)    $1,000
---------------------------------------------------------------------------------------------------------------------

     (1) The securities to be registered represent shares of Common Stock reserved for issuance under the SATX, Inc. 2001 Stock Incentive Plan (the "Plan"). This registration statement shall also cover any additional shares of Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

     (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. The maximum proposed offering price at which unissued options may be exercised under the Plan (25,000,000 shares of Common Stock) is $4 million calculated on the basis of the average of the high and low prices per share of Common Stock on the OTC Bulletin Board on September 4, 2001 ($.16), in accordance with Rule 457(c).

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.       PLAN INFORMATION.*

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         SATX, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed or to be filed with the Securities and Exchange Commission (the "Commission"): (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000; (b) the Company's Report on Form 10-QSB for the quarter ended March 31, 2001; and (c) the Company's Report on Form 10-Q for the quarter ended June 30, 2001.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) Prospectus to be delivered to participants in connection herewith, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's bylaws provide that the Company will indemnify both its current and former officers and directors, as well as any person who may have served at the Company's request as a director or officer of another corporation in which the Company owns shares of capital stock or is a creditor, against expenses actually and necessarily incurred by such person in connection with the defense of any action, suit or proceeding in which he or she is made a party by reason of having served in such capacity, except in relation to matters as to which any such person is found to be liable for negligence or misconduct in the performance of his or her duties to the Company. This provision of the Company's bylaws is not exclusive

         The Nevada Revised Statutes provide, in part, that a corporation may indemnify a director or officer or other person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent of the corporation, if it is determined that such person:

         o        conducted himself in good faith;

         o reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and

         o in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

         A corporation may indemnify an officer or director of the Company under Nevada corporate law against judgments, penalties, and reasonable expenses, including attorneys' fees, actually incurred by the person in connection with the proceeding. Nevada law does not allow indemnification of officers and directors in the event such officer or director has been found by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to a corporation, unless such court finds, in light of the circumstances of the case, that the person is fairly and reasonably entitled to indemnity for such expenses.

         To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.       EXHIBITS.

       Exhibit         Description
       -------         --------------------------------------------------------------------------
         4.1           2001 Stock Incentive Plan for SATX, Inc. (the "Plan")
         4.2           Form of Incentive Stock Option Agreement relating to options granted under the Plan
         4.3           Form of Non-Qualified Stock Option Agreement relating to options granted under the Plan
         4.4           Form of Restricted Stock Award relating to restricted stock granted under the Plan
         5.1           Opinion of Baker & McKenzie
         23.1          Consent of Baker & McKenzie (included in their opinion filed as Exhibit 5.1)
         23.2          Consent of Lazar Levine & Felix LLP

ITEM 9.       UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; (iii) to include any additional or changed material information on the plan of distribution; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on September 6, 2001.

                                         SATX, INC.


                                         By: /s/ Terry L. Colbert
                                            ------------------------
                                           Terry L. Colbert
                                           CHIEF EXECUTIVE OFFICER AND PRESIDENT

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities indicated on September 6, 2001.

SIGNATURE                     TITLE
---------                     -----

/s/ Terry L. Colbert          Chairman of the Board, Chief Executive Officer
-------------------           and President (PRINCIPAL EXECUTIVE OFFICER)
Terry L. Colbert


/s/ Anthony W. Luchtefeld     Chief Financial Officer
-------------------------     (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)
Anthony W. Luchtefeld


/s/ Garry P. McHenry          Vice President, Chief Operating Officer, Treasurer
--------------------          and Director
Garry P. McHenry


/s/ Celso B. Suarez           Secretary and Director
-------------------
Celso B. Suarez


/s/ Lilly Beter               Director
---------------
Lilly Beter


/s/ John Hartunian            Director
------------------
John Hartunian


/s/ Kosti Shirvanian          Director
--------------------
Kosti Shirvanian


____________________          Director
Khoren Shaginian

                                  EXHIBIT INDEX
                                  -------------

Exhibit       Description
-------       -----------
  4.1         2001 Stock Incentive Plan for SATX, Inc. (the "Plan")
  4.2         Form of Incentive Stock Option Agreement relating to
              options granted under the Plan
  4.3         Form of Non-Qualified Stock Option Agreement relating to options granted under the Plan
  4.4         Form of Restricted Stock Award relating to restricted stock granted under the Plan
  5.1         Opinion of Baker & McKenzie
 23.1         Consent of Baker & McKenzie (included in their opinion filed as
                 Exhibit 5.1)
 23.2         Consent of Lazar Levine & Felix LLP